Exhibit 99.1

TeraWulf Announces Fluidstack Expansion with 160 MW CB-5 Lease at Lake Mariner

Total Contracted Capacity Increases to Over 360 MW of Critical IT Load

Represents $6.7 Billion in Contracted Revenue, with Potential to Reach $16 Billion with Lease Extensions

Google Increases Backstop to $3.2 Billion and Stake in TeraWulf to 14%

TeraWulf and Fluidstack Engaged in Discussions Regarding Additional Capacity

EASTON, Md. – August 18, 2025 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), a leading owner and operator of vertically integrated, predominantly zero-carbon digital infrastructure, today announced that Fluidstack, a premier AI cloud platform, has exercised its option to expand at the Company’s Lake Mariner data center campus in Western New York. The expansion adds CB-5, a new purpose-built data center building providing an incremental 160 MW of critical IT load, with operations expected to commence in the second half of 2026.

In connection with the new CB-5 lease, Google will provide an incremental backstop of $1.4 billion in support of project-related debt financing and will receive warrants to acquire 32.5 million shares of TeraWulf common stock. With this incremental commitment, Google’s total backstop increases to approximately $3.2 billion, and its total pro forma equity ownership in TeraWulf increases to approximately 14%.

The CB-5 lease is on the same economic terms as the initial Fluidstack leases for CB-3 and CB-4, maintaining consistency in structure and economics across the buildout.

Strategic Expansion at Lake Mariner

The CB-5 expansion builds on the previously announced agreements under which TeraWulf is delivering more than 200 MW of AI-optimized data center capacity to Fluidstack at Lake Mariner. With CB-5, total contracted critical IT load for Fluidstack at the campus increases to approximately 360 MW, reinforcing Lake Mariner’s position as one of the largest high-performance computing (HPC) campuses in the U.S. TeraWulf and Fluidstack are also engaged in ongoing discussions regarding additional capacity expansions.

Leadership Commentary

“This expansion underscores the unmatched scale and capabilities of the Lake Mariner campus,” said Paul Prager, Chief Executive Officer of TeraWulf. “By adding CB-5, we are not only increasing our contracted capacity with Fluidstack, but also further deepening our strategic alignment with Google as a critical financial partner in delivering the next generation of AI infrastructure.”

“This expansion not only scales our contracted platform but reinforces TeraWulf’s leadership in the AI and HPC infrastructure ecosystem, delivering globally competitive, sustainable, and scalable compute solutions,” added Prager.

“Fluidstack’s decision to expand so soon after our initial agreement speaks volumes about the quality, readiness, and scalability of our infrastructure,” said Nazar Khan, Chief Technology Officer of TeraWulf. “Like the prior buildings, CB-5 will be purpose-built for high-density, liquid-cooled workloads, leveraging Lake Mariner’s dual 345 kV transmission lines, sustainable water cooling, and ultra-low-latency connectivity. And with the scale, resources, and infrastructure we have in place, there is significant potential for even further expansion with Fluidstack as their compute requirements continue to grow.”

About TeraWulf

TeraWulf develops, owns, and operates environmentally sustainable, industrial-scale data center infrastructure in the United States, purpose-built for high-performance computing (HPC) hosting and bitcoin mining. Led by a team of veteran energy infrastructure entrepreneurs, TeraWulf is committed to innovation and operational excellence, with a mission to lead the market in large-scale digital infrastructure by serving both its own compute requirements and those of top-tier HPC clients as a trusted hosting partner.

Contacts

Investors: investors@terawulf.com
Media: media@terawulf.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) the ability to mine bitcoin profitably; (2) our ability to attract additional customers to lease our HPC data centers; (3) our ability to perform under our existing data center lease agreements; (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) the ability to implement certain business objectives, including its bitcoin mining and HPC data center development, and to timely and cost-effectively execute related projects; (6) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (7) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (8) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; (10) operational and financial risks associated with the expansion of the Lake Mariner data center; and (11) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.